Exhibit 99.1

ABIOMED ANNOUNCES RECORD REVENUE OF $38.8 MILLION, UP 42% AND WORLDWIDE IMPELLA REVENUE GROWTH OF 56%

•      Record GAAP Profitability of $3.1 Million or $0.08 Per Diluted Share

DANVERS, Mass. – August 2, 2012 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2013 revenue of $38.8 million, up 42% compared to revenue of $27.4 million in the same period of fiscal 2012, and GAAP net income of $3.1 million or $0.08 per diluted share in the first quarter of fiscal 2013, compared to GAAP net loss of $4.6 million or a loss of $0.12 per basic and diluted share in the same period of fiscal 2012.

Financial and operating highlights during the first quarter of fiscal 2013 include:

•

Fiscal first quarter worldwide Impella® revenue totaled $34.7 million, up 56% compared to revenue of $22.2 million during the same period of the prior year. U.S. Impella revenue grew 61% to $33.0 million from $20.5 million in the prior year.

•	An additional 34 hospitals purchased Impella 2.5 during the quarter, bringing the total to 665 customer sites.

•	Gross margin rate for the first quarter of fiscal 2013 was 80.8% compared to 78.5% in the first quarter of fiscal 2012.

•

Non-GAAP net income for the first quarter of fiscal 2013, which is described later in this press release, was $6.5 million or $0.16 per diluted share compared to non-GAAP loss of $1.2 million or a loss of $0.03 per share in the first quarter of fiscal 2012.

•	Cash, cash equivalents and short-term marketable securities totaled $81.2 million as of June 30, 2012, an increase of $4.0 million from March 31, 2012.

•

Abiomed announced in April the successful first human use outside the U.S. of the Impella cVADTM device, a new percutaneous Impella heart pump that provides peak flow of approximately four liters of blood per minute.[1]

•	Abiomed also announced that it received CE Marking approval in April from the European Union, as well as Health Canada approval in June, to market the Impella cVAD device.[1]

•

Abiomed participated in several key industry meetings and regional tradeshows during the first quarter of fiscal 2013, including the Society for Cardiovascular Angiography and Interventions (SCAI) 2012 Scientific Sessions, EuroPCR, Heart Rhythm 2012 Scientific Program, and the Annual C3 Conference.

“We are extremely pleased to report another quarter of record revenue, including acceleration in year-over-year Impella growth,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “We believe the Impella U.S. growth of 61% indicates Impella is becoming the new standard of care in the U.S. for percutaneous circulatory support.”

Based on current expectations, the Company is updating fiscal year 2013 revenue guidance from the prior range of $152 million to $157 million to a revised range of $155 million to $157 million, representing annual growth of 23% to 24%, with worldwide Impella revenues forecast to grow greater than 30%.

The company will host a conference call to discuss the first quarter fiscal year 2013 results on Thursday, August 2, 2012, at 8:00 a.m. ET with Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer; and Susan V. Lisa, Senior Director of Investor Relations and Corporate Development.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (866) 628-3070; the international number is (224) 357-2384. A replay of this conference call will be available beginning at 11 a.m. ET on August 2, 2012 through 11:59 p.m. ET on August 16, 2012. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 50241478.

[1]	The Impella cVAD and the Impella RP are not currently cleared for sale or use in the United States.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Susie Lisa, CFA

Senior Director, Investor Relations and Corporate Development

978-646-1590

slisa@abiomed.com

Aimee Maillett

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2012	March 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,989	$5,990
Short-term marketable securities	77,233	71,233
Accounts receivable, net	18,343	20,458
Inventories	12,477	11,142
Prepaid expenses and other current assets	1,749	1,716

Total current assets	113,791	110,539
Property and equipment, net	6,337	6,378
Intangible assets, net	—	115
Goodwill	34,741	36,846
Other long-term assets	33	33

Total assets	$154,902	$153,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,294	$6,910
Accrued expenses	10,134	12,480
Deferred revenue	2,687	3,025

Total current liabilities	19,115	22,415
Long-term deferred tax liability	4,890	4,799
Other long-term liabilities	377	400

Total liabilities	24,382	27,614

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	395	393
Authorized - 100,000,000 shares; Issued - 39,559,821 shares at June 30, 2012 and 39,323,708 shares at March 31, 2012
Outstanding - 39,497,477 shares at June 30, 2012 and 39,272,754 shares at March 31, 2012
Additional paid in capital	405,688	401,771
Accumulated deficit	(270,156)	(273,275)
Treasury stock at cost - 62,344 shares at June 30, 2012 and 50,954 shares at March 31, 2012	(1,065)	(827)
Accumulated other comprehensive loss	(4,342)	(1,765)

Total stockholders’ equity	130,520	126,297

Total liabilities and stockholders’ equity	$154,902	$153,911

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2012	2011
Revenue:
Product revenue	$38,647	$27,166
Funded research and development	136	189

	38,783	27,355

Costs and expenses:
Cost of product revenue	7,446	5,891
Research and development	6,712	7,324
Selling, general and administrative	20,953	18,176
Amortization of intangible assets	111	385

	35,222	31,776

Income (loss) from operations	3,561	(4,421)

Other (expense) income:
Investment (expense) income, net	(2)	4
Other expense, net	(4)	(81)

	(6)	(77)

Income (loss) before income tax provision	3,555	(4,498)
Income tax provision	436	96

Net income (loss)	$3,119	$(4,594)

Basic net income (loss) per share	$0.08	$(0.12)
Basic weighted average shares outstanding	39,144	38,268

Diluted net income (loss) per share	$0.08	$(0.12)
Diluted weighted average shares outstanding	41,549	38,268

Abiomed, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(in thousands, except for per share data)

	Three Months Ended June 30,
	2012	2011
Net income (loss) on a GAAP basis	$3,119	$(4,594)

Share-based compensation expense:
- Cost of product revenue	146	76
- Research & development	563	500
- Selling, general and administrative	1,970	1,756

Depreciation expense	609	661

Amortization of intangible assets	111	385

Income tax effect of non-GAAP adjustments	—	—

Net income (loss) on a non-GAAP basis	$6,518	$(1,216)

Net Income (Loss) Per Share Reconciliation

(in thousands, except for per share data)

	Three Months Ended June 30,
	2012	2011
Net income (loss) per diluted share on a GAAP basis	$0.08	$(0.12)

Share-based compensation expense:
- Cost of product revenue	—	—
- Research & development	0.01	0.01
- Selling, general and administrative	0.05	0.05

Depreciation expense	0.02	0.02

Amortization of intangible assets	—	0.01

Income tax effect of non-GAAP adjustments	—	—

Net income (loss) per diluted share on a non-GAAP basis	$0.16	$(0.03)

Shares used in calculation of net income (loss) per diluted share on a non-GAAP basis	41,549	38,268